Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

SYNCHRONOSS REPORTS THIRD QUARTER REVENUE OF $69.8 MILLION
AND RAISES ADJUSTED EBITDA GUIDANCE FOR 2021

Cloud Subscribers Grew 16% Year-Over-Year Versus 12% In the Prior Year

BRIDGEWATER, NJ - November 8, 2021 - Synchronoss Technologies Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, and digital solutions, today announced financial results for its third quarter ended September 30, 2021.

Third Quarter Highlights:

•Revenue for the quarter was $69.8 million.
•Recurring revenue for the quarter represented 83% of total revenue.
•Cloud subscribers grew 16% year-over-year versus 12% in the prior year.
•Signed a commercial agreement with Telkomsel, Indonesia’s largest wireless carrier with 170 million subscribers, for our Cloud solution, the fourth new Cloud customer signed this year.
•Also signed a significant Digital contract with a Major Canadian Telecommunications & Media Company in the quarter.
•GAAP net loss for the quarter was $9.8 million or $0.11 per share, up from a loss of $15.4 million, or $0.36 per share in the prior year.
•Non-GAAP net income for the quarter was $7.8 million, or $0.09 per share, up from $1.7 million, or $0.04 per share in the prior year.
•Adjusted EBITDA for the quarter was $12.3 million, up 51% year over year.
•Cash and cash equivalents were $24.1 million at quarter end.
•Full-year 2021 Adjusted EBITDA guidance raised to $39-43 million from $32-37 million.

Commenting on the results, Jeff Miller, President and CEO of Synchronoss, said:

“I am pleased to report strong Q3 results that were driven by sustained year-over-year growth in our Cloud and Digital businesses,” said Jeff Miller, President, and CEO of Synchronoss. “I would like to highlight Cloud subscriber growth which grew 16% year-over-year, up from 12% in the prior year. We are providing this metric for the first time publicly to provide evidence of the strong underlying fundamentals driving Cloud revenue growth, our largest and most strategic business. With the closing of a significant Cloud win with Telkomsel, our fourth Cloud win year to date, I believe we are in a position to continue Cloud subscriber growth in the coming quarters."

	Three Months Ended September 30,
(in thousands)	2021	2020	% Change
Revenues	$69,753	$68,636	1.6%
Loss from continuing operations, before taxes	(15,091)	(14,366)	(5.0)%
Net loss	(9,831)	(15,367)	36.0%
Adjusted EBITDA	$12,288	$8,128	51.2%

	Nine Months Ended September 30,
(in thousands)	2021	2020	% Change
Revenues	$206,784	$222,293	(7.0)%
Loss from continuing operations, before taxes	(30,241)	(38,814)	22.1%
Net loss[1]	(56,337)	(37,790)	(49.1)%
Adjusted EBITDA	$31,102	$21,435	45.1%
___________________________

1 Includes $10.4 million preferred stock amortization costs accelerated due to Series A Preferred stock redemption in the second quarter of 2021.

Lou Ferraro, EVP of Financial Operations and CHRO, added:

“We are pleased that our continued growth in Cloud subscribers and improved operating results are allowing us to raise our Adjusted EBITDA guidance for 2021. We continue to focus on profitable revenue growth, diligently managing our cost structure, and delivering improved shareholder value.”

2021 Adjusted EBITDA Guidance

The company continues to expect revenue for full year 2021 to be in the range of $275 to $285 million and is raising its adjusted EBITDA guidance for full year 2021 to $39-$43 million from $32-$37 million, representing adjusted EBITDA growth of 40% to 55% year-over-year, respectively.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call Details

Synchronoss will host a conference call at 4:30 p.m. (Eastern Time) today to discuss the financial results. To access the live call, dial 800-377-9510 or +1 334-454-0059 (International) and give the conference ID number, 6767984.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.synchronoss.com. In addition, a phone replay will be available approximately two hours following the end of the call and will be available for one week.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, adjusted EBITDA, operating income (loss), net income (loss), effective tax rate, and earnings (loss) per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs, which include restructuring and cease-use lease expense, litigation, remediation and refiling costs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-

GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) builds software that empowers companies around the world to connect with their subscribers in trusted and meaningful ways. The company’s collection of products helps streamline networks, simplify onboarding, and engage subscribers to unleash new revenue streams, reduce costs and increase speed to market. Hundreds of millions of subscribers trust Synchronoss products to stay in sync with the people, services and content they love. That’s why more than 1,500 talented Synchronoss employees worldwide strive each day to reimagine a world in sync. Learn more at www.synchronoss.com.

Forward-looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, including the investigations by the Securities and Exchange Commission and the Department of Justice described in the Company’s most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, which are on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Investors:
Todd Kehrli or Joo-Hun Kim
MKR Investor Relations
623-745-4046
investor@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$24,141	$33,671
Accounts receivable, net	39,073	47,849
Operating lease right-of-use assets	27,629	34,538
Goodwill	226,840	232,771
Other assets	130,692	133,426
Total assets	$448,375	$482,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$77,050	$82,075
Debt, current	—	10,000
Deferred revenues	32,351	45,614
Debt, non-current	117,494	—
Operating lease liabilities, non-current	38,013	44,273
Other liabilities	17,868	19,370
Preferred Stock	72,505	237,641
Stockholders’ equity	93,094	43,282
Total liabilities and stockholders’ equity	$448,375	$482,255

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues	$69,753	$68,636	$206,784	$222,293
Costs and expenses:
Cost of revenues[1]	27,245	28,452	83,024	93,403
Research and development	15,368	20,885	49,962	59,769
Selling, general and administrative	27,953	23,265	67,790	74,249
Restructuring charges	1,485	820	3,075	6,763
Depreciation and amortization	8,215	12,212	26,567	33,852
Total costs and expenses	80,266	85,634	230,418	268,036
Loss from continuing operations	(10,513)	(16,998)	(23,634)	(45,743)
Interest income	24	20	54	1,587
Interest expense	(2,933)	(72)	(3,172)	(401)
Other Income (expense)	(1,669)	2,684	(3,489)	5,743
Loss from continuing operations, before taxes	(15,091)	(14,366)	(30,241)	(38,814)
Benefit for income taxes	6,982	8,744	7,346	29,148
Net loss from continuing operations	(8,109)	(5,622)	(22,895)	(9,666)
Net income (loss) attributable to redeemable noncontrolling interests	—	(60)	286	(242)
Preferred stock dividend	(1,722)	(9,685)	(33,728)	(27,882)
Net loss attributable to Synchronoss	$(9,831)	$(15,367)	$(56,337)	$(37,790)

Earnings (loss) per share
Basic	$(0.11)	$(0.36)	$(0.98)	$(0.90)
Diluted	$(0.11)	$(0.36)	$(0.98)	$(0.90)
Weighted-average common shares outstanding:
Basic	85,646	42,360	57,662	41,777
Diluted	85,646	42,360	57,662	41,777
________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Nine Months Ended September 30,
	2021	2020
Net loss continuing operations	$(22,895)	$(9,666)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items	33,830	52,835
Changes in operating assets and liabilities:	(5,384)	(34,508)
Net cash provided by (used in) operating activities	5,551	8,661

Investing activities:
Purchases of fixed assets	(1,386)	(571)
Purchases of intangible assets and capitalized software	(17,004)	(12,610)
Other investing activities	550	1,775
Net cash used in investing activities	(17,840)	(11,406)

Net cash provided by financing activities	2,687	9,991
Effect of exchange rate changes on cash	72	112
Net decrease in cash and cash equivalents	(9,530)	7,358

Cash, restricted cash and cash equivalents, beginning of period	33,671	39,001
Cash, restricted cash and cash equivalents, end of period	$24,141	$46,359

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$69,753	$68,636	$206,784	$222,293
Less: Cost of revenues	27,245	28,452	83,024	93,403
Gross Profit	42,508	40,184	123,760	128,890
Add / (Less):
Stock-based compensation expense	432	505	1,289	1,899
Restructuring, transition and cease-use lease expense	405	89	432	372
Adjusted Gross Profit	43,345	40,778	125,481	131,161
Adjusted Gross Margin	62.1%	59.4%	60.7%	59.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Net loss attributable to Synchronoss	(9,831)	(15,367)	(56,337)	(37,790)
Add / (Less):
Stock-based compensation expense	2,289	4,391	7,355	14,547
Restructuring, transition and cease-use lease expense	2,981	6,580	7,956	15,280
Amortization expense	3,036	4,107	9,851	20,207
Litigation and remediation costs, net	9,316	1,943	12,858	3,500
Non-GAAP Net (loss) income attributable to Synchronoss	$7,791	$1,654	$(18,317)	$15,744

Diluted Non-GAAP Net (loss) income per share	$0.09	$0.04	$(0.32)	$0.38

Weighted shares outstanding - Dilutive	85,646	42,360	57,662	41,777

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended					Nine Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020

Net loss attributable to Synchronoss	$(9,831)	$(23,946)	$(22,560)	$(10,892)	$(15,367)	$(56,337)	$(37,790)
Add / (Less):
Stock-based compensation expense	2,289	2,345	2,721	(3,410)	4,391	7,355	14,547
Restructuring, transition and cease-use lease expense	2,981	2,918	2,057	1,222	6,580	7,956	15,279
Litigation and remediation costs, net	9,316	3,607	(65)	1,145	1,943	12,858	3,500
Depreciation and amortization	8,215	8,485	9,867	9,834	12,212	26,567	33,852
Interest income	(24)	(25)	(5)	(9)	(20)	(54)	(1,587)
Interest Expense	2,933	144	95	75	72	3,172	401
Other Income, net	1,669	(1,576)	3,396	(3,793)	(2,684)	3,489	(5,743)
Provision (benefit) for income taxes	(6,982)	(201)	(163)	2,039	(8,744)	(7,346)	(29,148)
Net loss attributable to noncontrolling interests	—	50	(336)	101	60	(286)	242
Preferred dividend[1]	1,722	21,476	10,530	10,099	9,685	33,728	27,882
Adjusted EBITDA (non-GAAP)	$12,288	$13,277	$5,537	$6,411	$8,128	$31,102	$21,435
___________________________

1 Includes $10.4 million preferred stock amortization costs accelerated due to Series A Preferred stock redemption in the second quarter of 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net Cash (used in) provided by operating activities	$(2,616)	$7,053	$5,551	$8,661
Add / (Less):
Capitalized software	(6,045)	(3,926)	(17,004)	(12,610)
Property and equipment	(136)	(147)	(1,386)	(571)
Free Cashflow	(8,797)	2,980	(12,839)	(4,520)
Add: Litigation and remediation costs, net	1,816	1,943	5,358	3,500
Adjusted Free Cashflow	$(6,981)	$4,923	$(7,481)	$(1,020)